UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 15, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)
(787) 765-9800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-99.2
EX-99.3

Item 1.01.	Entry into a Material Definitive Agreement.
Third Amendment to Agreement and Plan of Merger
On September 15, 2010, Popular, Inc. (“Popular”), its wholly-owned subsidiary EVERTEC, Inc. (“EVERTEC”), and two newly formed subsidiaries of a fund managed by an affiliate of Apollo Management VII, L.P. (“Apollo”), AP Carib Holdings, Ltd. (“AP Carib”) and Carib Acquisition, Inc. (“Merger Sub”), entered into the Third Amendment, dated as of September 15, 2010 (the “Third Amendment”), to the Agreement and Plan of Merger, dated as of June 30, 2010, as amended on August 5, 2010 and August 8, 2010 (the “Merger Agreement” and, as further amended by the Third Amendment, the “Amended Merger Agreement”), among Popular, EVERTEC, AP Carib and Merger Sub. The Third Amendment includes as exhibits (i) the revised forms of certain agreements, including a revised form of Stockholder Agreement (the “Stockholder Agreement”) and a revised form of Amended and Restated Master Service Agreement, (ii) new forms of agreements and (iii) schedules and exhibits to forms of agreements to which Popular and AP Carib had previously agreed, in each case pursuant to a covenant in the Merger Agreement to negotiate in good faith prior to the closing (the “Closing”) of the merger of Merger Sub with and into EVERTEC (the “Merger”) those forms of agreements that will be entered into at the Closing. In addition, the Third Amendment (x) provides for consents to certain adjustments related to changes to the internal reorganization of Popular, Popular International Bank, Inc. (“PIBI”), EVERTEC and Banco Popular de Puerto Rico (“BPPR”) that occurred in part on May 17, 2010 and the terms of which were amended on June 30, 2010 (the “Internal Reorganization”) and (y) reduces the closing payment to reflect, among other things, those changes to the Internal Reorganization and the parties’ agreement that Popular or one of its affiliates will retain certain Venezuela-related assets. The Third Amendment also amends the Merger Agreement to provide (1) for certain obligations of Popular relating to performance bonds and letters of credit necessary for the business of EVERTEC for a period following the Merger, as described below and (2) for Popular to indemnify AP Carib, Merger Sub, EVERTEC and their respective affiliates for certain losses associated with EVERTEC’s operations in Venezuela and Costa Rica, and certain losses associated with the Venezuelan Reorganization (as described below).
The Merger Agreement had been previously amended by the First Amendment (the “First Amendment”), dated August 5, 2010, to the Merger Agreement, and by the Second Amendment, dated August 8, 2010, to the Merger Agreement, which superseded the First Amendment.
Performance Bonds and Letters of Credit
Pursuant to the Amended Merger Agreement, Popular is required for a period of five years following the completion of the Merger to cause, subject to certain exceptions (i) certain performance bonds covering obligations of EVERTEC and/or its subsidiaries to remain outstanding or replace those bonds as needed during that 5-year period and (ii) certain new performance bonds to be issued under similar terms with respect to a new customer program being established by EVERTEC. Subject to the terms and conditions of the Amended Merger Agreement, EVERTEC is required to enter into reimbursement or indemnity agreements with Popular pursuant to which EVERTEC agrees, among other things, to mirror Popular’s obligations to the insurance companies under any indemnity or similar agreements related to such performance bonds. The mirror obligation includes reimbursement by EVERTEC of premiums and related charges paid by Popular and indemnification of Popular for certain losses related to EVERTEC’s failure to perform or otherwise satisfy its obligations covered by such performance bonds, in each case on an unsecured basis, and in each case subject to the terms and conditions of the Amended Merger Agreement. Subject to the terms set forth in the Amended Merger Agreement, Popular must post any required collateral under indemnity agreements with insurance companies related to such performance bonds or bonds replacing such performance bonds. In addition, pursuant to the Amended Merger Agreement, Popular agreed to either replace or, in certain circumstances, provide collateral with respect to certain existing letters of credit or similar instruments issued by banks (including BPPR) to counterparties of EVERTEC and to enter into reimbursement and indemnity agreements with banks with respect to such letters of credit or similar instruments and to cause all such letters of credit to remain outstanding during the five-year period following the Merger, subject to certain exceptions. Popular’s and EVERTEC’s obligations with respect to this arrangement are on terms and conditions substantially similar to those described above with respect to the performance bonds.

CONTADO and Serfinsa Adjustments
Under the terms of the Internal Reorganization, PIBI is required to promptly transfer to Popular and Popular is required immediately thereafter to transfer to EVERTEC each of the equity interests that PIBI currently holds in Servicios Financieros, S.A. de C.V. (“Serfinsa”) and Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”) that are not transferred to the other shareholders in Serfinsa and CONTADO, respectively, as a result of complying with certain rights of first refusal in favor of such shareholders that are triggered by the proposed transfers to EVERTEC. Under the Amended Merger Agreement, if PIBI or any of its affiliates receives proceeds from the sale of the equity interests in CONTADO or Serfinsa to the other shareholders in such entities prior to the completion of the Merger, the closing payment payable to Popular as part of the Merger will be reduced by 50.0% of the amount received from those other shareholders.
The Amended Merger Agreement further provides that if either of the aforementioned transfers of PIBI’s equity interests in CONTADO or Serfinsa is not completed prior to the consummation of the Merger, PIBI and Popular are required for a period of 12 months following the Merger to continue to seek to sell each of such equity interests to EVERTEC, subject to complying with the applicable rights of first refusal. If during such period, PIBI or any of its affiliates sells any of the equity interests in CONTADO or Serfinsa to the third party shareholders, Popular is obligated to pay 50% of the after-tax proceeds of such transaction to Carib Holdings, Inc. (‘Holdings”) and PIBI is required to sell the remainder of the equity interest in the applicable entity to EVERTEC. If PIBI transfers any equity interest in CONTADO or Serfinsa, respectively, to EVERTEC during the 12-month period or sells all of either such equity interest to the other shareholders of such entities, EVERTEC is required to make a cash payment to PIBI in the amount of $20.0 million in the case of such transfer or sale relating to the CONTADO equity interest and a cash payment of $250,000 in the case of such transfer or sale relating to the Serfinsa equity interest, as applicable. In the event that PIBI or any of its affiliates retains all of either such equity interest at the end of the 12-month period following the Merger, Popular is required to make a payment to Holdings in the amount of $17.0 million with respect to the CONTADO equity interest and $120,000 with respect to the Serfinsa equity interest, as applicable, and would have no further obligation to transfer any such equity interest to EVERTEC. Such payments shall be treated as an adjustment to the closing payment under the Amended Merger Agreement. In addition, Popular is required to pay to Holdings an amount equal to the after-tax proceeds of any dividends received by PIBI or any of its affiliates with respect to any dividends declared or paid to PIBI or any of its affiliates with respect to any equity interest in CONTADO or Serfinsa retained by any such party during the 12-month period following the Merger.
Venezuelan Reorganization
Pursuant to the Amended Merger Agreement and as described below under “Internal Reorganization—Venezuelan Reorganization,” Popular or one of its affiliates will retain EVERTEC’s operations in Venezuela and certain related contracts.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Stockholder Agreement
The Stockholder Agreement to be entered into at the Closing will govern the corporate governance and operation of Holdings. Pursuant to the Third Amendment, the parties agreed to certain changes to the form of Stockholder Agreement, including with respect to their limited preemptive rights and restrictions with respect to stockholders of Holdings holding, or exercising rights provided under, debt of Holdings or its subsidiaries as described in the Stockholder Agreement.
The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of such form of agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.

2

Amended and Restated Master Service Agreement
At the Closing, Popular, BPPR and EVERTEC will enter into the Amended and Restated Master Service Agreement (the “MSA”), pursuant to which EVERTEC will provide various processing and information technology services to Popular, BPPR and their respective subsidiaries. Pursuant to the Amended Merger Agreement, the parties agreed to certain changes to the form of MSA, including the addition of a requirement that if BPPR or any of its subsidiaries transfers 50% or more of BPPR’s consolidated assets in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands (the “Region”), or assets that generate 50% or more of BPPR’s consolidated revenues in the Region for the full twelve month period ending at the time of transfer, then BPPR shall assign all of its rights, duties and obligations under the MSA to such transferee.
The foregoing description of the MSA is qualified in its entirety by reference to the full text of such form of agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Internal Reorganization
Internal Reorganization
Prior to entering into the Merger Agreement, Popular and its subsidiaries BPPR, PIBI and EVERTEC completed the Internal Reorganization. Under the terms of the previously announced Internal Reorganization, PIBI is required to promptly transfer to Popular and Popular is required immediately thereafter to transfer to EVERTEC each of the equity interests in CONTADO and Serfinsa that are not transferred to the other shareholders pursuant to the rights of first refusal triggered by such proposed transactions after satisfying the requirements of such rights of first refusal. Pursuant to the Second Amendment to the Agreement and Plan of Reorganization dated as of September 15, 2010, to the extent any such transfers are not completed by the closing of the Merger, PIBI and Popular will continue to pursue such transfer in accordance with the terms provided in the Amended Merger Agreement.
Venezuelan Reorganization Agreement
In connection with the Amended Merger Agreement, Popular, EVERTEC, PIBI and EVERTEC de Venezuela, C.A. (“EVERTEC Venezuela”) entered into an Agreement and Plan of Reorganization, dated as of September 15, 2010 (the “Venezuelan Reorganization Agreement”), pursuant to which EVERTEC will transfer all the issued and outstanding common stock in EVERTEC Venezuela to PIBI prior to the closing of the Merger. As a result of this internal transfer, EVERTEC Venezuela will become a wholly-owned subsidiary of PIBI. Under the terms of the Venezuelan Reorganization Agreement, EVERTEC will also assign to EVERTEC Venezuela (1) certain service agreements under which EVERTEC provides various processing and back-office services to financial institutions that are located, or engage in activities, in Venezuela, and (2) receivables arising under the assigned service agreements as well as other receivables related to EVERTEC’s Venezuelan operations. In connection with these transfers, EVERTEC Venezuela will assume all obligations and liabilities related to the assigned service agreements. In the event EVERTEC is unable to assign one or more service agreements to EVERTEC Venezuela because EVERTEC is unable to obtain the required third party consents or approvals, then EVERTEC is obligated to hold the claims and benefits arising under such service agreements in trust for the benefit of PIBI and EVERTEC Venezuela until the earlier of (1) the date that EVERTEC obtains the required consents or approvals and (2) the date that a transition services agreement between EVERTEC and EVERTEC Venezuela expires or is terminated.

3

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit 2.1	Third Amendment to the Agreement and Plan of Merger, dated as of September 15, 2010, among Popular, Inc., EVERTEC, Inc., AP Carib Holdings, Ltd. and Carib Acquisition, Inc.

Exhibit 99.2	Form of Stockholder Agreement

Exhibit 99.3	Form of Amended and Restated Master Service Agreement

4

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POPULAR, INC.
By:	/s/ Ileana González
	Name:	Ileana González
	Title:	Senior Vice President and Comptroller

Dated: September 21, 2010

5